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                                                                   EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-35919) pertaining to the Cell Therapeutics, Inc. 1994 Equity Incentive Plan and the Cell Therapeutics, Inc. 1996 Employee Stock Purchase Plan and to the incorporation by reference in the Registration Statement (Form S-3 No. 333-39385) of Cell Therapeutics, Inc. and in the related Prospectus of our report dated February 13, 1998, with respect to the financial statements of Cell Therapeutics, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1997.

                                          Ernst & Young LLP

Seattle, Washington
March 31, 1998